As filed with the Securities and Exchange Commission on June 28, 2024
Registration No. 333-257035

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 ______________________________________________________________________________
POST-EFFECTIVE AMENDMENT NO. 2
ON FORM S-8
TO FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
 ______________________________________________________________________________

Webster Financial Corporation
(Exact name of registrant as specified in its charter)
  ______________________________________________________________________________

Delaware	06-1187536
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
200 Elm Street
Stamford, Connecticut 06902
(Address and Zip Code of Principal Executive Offices)
  ______________________________________________________________________________
Sterling Bancorp Amended and Restated 2015 Omnibus Equity and Incentive Plan
Sterling National Bank 401(k) and Profit Sharing Plan
Sterling National Bank Deferred Director Fee Plan
Sterling Bancorp 2014 Stock Incentive Plan
(Full title of the plans)
 ______________________________________________________________________________
Glenn I. MacInnes
Executive Vice President and Chief Financial Officer
Webster Financial Corporation
200 Elm Street
Stamford, Connecticut 06902
203-578-2202
(Name, Address, and Telephone Number, including Area Code, of Agent for Service)
 ______________________________________________________________________________
James J. Barresi, Esq.
Alison N. LaBruyere, Esq.
Squire Patton Boggs (US) LLP
1211 6th Avenue, 26th Floor
New York, New York 10036
212-872-9800
  ______________________________________________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Webster Financial Corporation (“Webster” or the “Registrant”) hereby amends its Post-Effective Amendment No. 1 on Form S-8 amending Form S-4 (File No. 333-257035) by filing this Post-Effective Amendment No. 2 deregistering 2,190,000 shares of Webster common stock, par value $.01 per share (“Common Stock”), together with any and all plan interests and other securities registered but unsold as of the date hereof under the following three plans:
•Sterling Bancorp Amended and Restated 2015 Omnibus Equity and Incentive Plan;
•Sterling National Bank 401(k) and Profit Sharing Plan; and
•Sterling Bancorp 2014 Stock Incentive Plan
Each of these above-listed plans has been terminated and or merged into another Webster plan and is no longer issuing shares of Common Stock.
The Sterling National Bank Deferred Director Fee Plan has been amended and restated to be the Amended and Restated Deferred Director Fee Plan and shall continue to offer up to 10,000 shares of Common Stock under this Registration Statement.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on June 28, 2024.

WEBSTER FINANCIAL CORPORATION

Date: June 28, 2024	By:	/s/ Glenn I. MacInnes
	Name:	Glenn I. MacInnes
	Title:	Executive Vice President and Chief Financial Officer
No other person is required to sign this Post-Effective Amendment No. 2 to the Prior Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.